EXHIBIT 10.6

(English Translation)

Renewal Agreement of Plant Facility Leasing Agreement

On June 26th, 2001, Zhonghuajianong Enterprise Group Co., Ltd. (lessor) and Hainan Zhongchen Biological Engineering Co., Ltd. (lessee) signed the Plant Facility Leasing Agreement (hereinafter referred to “leasing agreement”) in Haikou city. The leasing agreement expired on September 30th, 2011, and both parties signed the Renewal Agreement of the leasing agreement on July 1, 2010. The Renewal Agreement expired on September 30, 2016. Now, both parties agree to renew the leasing agreement again after the negotiation of both parties. The content of Renewal Agreement as below:

1. The Renewal Agreement is signed on the basis of the leasing agreement. These two agreements jointly constitute the whole Renewal Agreement, which are connecting and integral with the same legal effect.

2. The term of Renewal Agreement is from October 1, 2016 to September 30, 2021 (five years). The lessee has the priority of leasing, if the lessor wants to rent the buildings at the expiration of Renewal Agreement.

During execution period of Renewal Agreement, the lessee shall be given one-year notice (from the day of notification) if the lessor wants to terminate the Renewal Agreement. The lessee shall clear its own equipment and return the leased premises to the lessor in accordance with the relevant provisions of the lease agreement within one year after the lessor makes the notification.

3. The rent is 140,000 RMB per year, the total rent for the five years is 700,000 yuan. Lessee shall pay the next year rent to the designated lessor bank account before August 31 of each year.

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4. The lessee shall pay the rent for 2017 (140,000 RMB) to the designated lessor bank account before August 31, 2016. If the overdue payment is made, the lessee shall be deemed to have unilaterally waived the right to renew the contract and shall bear the liquidated damages equivalent to one year's rent.

5. The Renewal Agreement is made in 4 copies, each party holds two copies with same legal effect. The Renewal Agreement takes effect after the sealing and signing of both parties.

Lessor (seal):	Lessee (seal):

Representative (signature):	Representative (signature):

Signed on September 11, 2015 in Beijing

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